SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ⌧

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

⌧ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12

IRADIMED CORPORATION
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

⌧	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Explanatory Note

This supplement (this “Supplement”) to IRADIMED CORPORATION’s (the “Company”) definitive proxy statement (the “Proxy Statement”) filed with the U.S. Securities and Exchange Commission on April 29, 2024 for use at the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) is being filed to correct a certain inadvertent error.  Except as specifically supplemented by the information contained in this Supplement, all information set forth in the Proxy Statement continues to apply and should be considered in voting your shares of Company common stock.

On or about page 28 of the Proxy Statement, within the “Security Ownership of Certain Beneficial Owners and Management” section, the Company inadvertently indicated the incorrect date as it relates to ownership information reported in the aforementioned section. Instead of March 31, 2023, the date should have been April 22, 2024. Please note that the figures in the table do not need to be updated as they were reported as of April 22, 2024.

Additional Information

If you have already voted by Internet, telephone, or by mail, you do not need to take any action unless you wish to change your vote. Proxy voting instructions already returned by Company stockholders (via Internet, telephone, or by mail) will remain valid and will be voted at the Annual Meeting unless revoked. Important information regarding how to vote your shares and revoke proxies already cast is available in the Proxy Statement under the caption “How can I change or revoke my vote?”